UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

JLG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-12123

PENNSYLVANIA	25-1199382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 JLG Drive, McConnellsburg, PA	17233-9533
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(7l7) 485-5161

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01 Regulation FD Disclosure

On March 16, 2005, JLG Industries, Inc. (the “Company”) issued a press release announcing the closing of its sale of 5,750,000 shares of common stock at a price to the public of $21.97 per share in an underwritten public offering. The transaction included 750,000 shares purchased by the underwriters pursuant to their over-allotment option. In addition, as a result of the additional outstanding shares, the estimated net charge of $3.5 million (after taxes) related to the extinguishment of debt and the write-off of deferred financing costs resulting from the redemption of our 8 3/8% Senior Subordinated Notes due 2012, and the interest expense reduction, the Company adjusted guidance for full year earnings per diluted share to the range of $0.98 to $1.08, from the previous $1.10 to $1.20. Excluding the one-time charge for early extinguishment of debt, the range would be $1.05 to $1.15. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

      99.1 Press release dated March 16, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JLG INDUSTRIES, INC. (Registrant)
Date: March 17, 2005	/s/ James H. Woodward, Jr.
James H. Woodward, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release of JLG Industries, Inc. issued on March 16, 2005.